UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material under Rule 14a-12

LOGMEIN, INC.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Filed by LogMeIn, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: LogMeIn, Inc.

Commission File No.: 001-34391

This filing relates to the proposed merger (the “Merger”) of LogMeIn, Inc., a Delaware corporation (“LogMeIn”), and Logan Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a direct wholly owned subsidiary of Logan Parent, LLC, a Delaware limited liability company (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 17, 2019, by and among LogMeIn, Parent and Merger Sub (the “Merger Agreement”).

The following email was sent to certain employees of LogMeIn, Inc. on December 17, 2019

Date: December 17, 2019

To: LogMeIn Managers

From: Bill Wagner

Subject: Manager Message | LogMeIn & Francisco Partners & Evergreen

This manager toolkit outlines some key details and strategic decisions around the Acquisition of LogMeIn by affiliates of Francisco Partners and Evergreen Coast Capital Corporation.

What to Know	Topline Messages	Additional Resources
Expectations and talking points for talking with your team and helping lead through this news. Check in with your teams, but keep people focused work and don’t speculate.	FAQs about the top topics related to this news, and links to the comprehensive internal FAQ.	A form for employees to submit additional questions for future communications. Bill Wagner will provide updates after the first 45 days.

What to Know

Expectations

•

Bill to lead communications on the deal; The rest of us will help guide normal business: Communications related to the deal are highly regulated and must be filed with the U.S. Securities and Exchange Commission (SEC). During the first 45 days, expect management to be a bit more restricted than usual in sharing details and developments.

o

Because of this, we are going to bifurcate communications regarding this deal and our steady state. Bill Wagner will provide updates regarding this announcement; the rest of Executive Leadership Team will remain focused on running the business. The same goes for all people managers.

•

Be comfortable not having all the answers: It’s expected that you will not have answers to all the questions employees have and it is critically important to not speculate about what the future may hold. If people ask questions not addressed in the FAQ, point them to the form to submit it for future consideration.

•	Familiarize yourself with the content, expectations and guidelines — Use this toolkit, and the employee FAQ, to aid in conversations with your employees.

•	Be approachable, accessible and focused: Check in with employees, and also to keep teams focused on work.

•

We appreciate your help leading through change: Bill might be the sole source of truth on the changes, but all of us play a role moving everyone forward. Thank you all for staying focused and leading us through this.

Topline Messages

•

LogMeIn signed a definitive agreement to be acquired by affiliates of Francisco Partners and Evergreen Coast Capital Corporation, an affiliate of Elliott Management for $86.05 per share or approximately $4.3 billion in an all cash transaction.

•	Upon completion of the transaction, LogMeIn will become a privately held company and its common shares will no longer be listed on any public market.

•

Francisco Partners and Evergreen recognize the value and potential of LogMeIn’s overall portfolio. We believe our partnership with them will help put us in a position to deliver the operational benefits needed to achieve sustained growth over the long term by continuing to help our customers tackle the most pressing and essential needs of the modern workforce.

•	LogMeIn employees benefit from an opportunity to pursue respective product strategies at a company with a focus on sustained growth over the long term.

•	This is an exciting day for LogMeIn as we embark on the next chapter of our strategic growth.

Customer Benefit	Employee Benefit	Shareholder Benefit
LogMeIn customers benefit from new ownership committed to accelerating the company’s market leadership in both growth and legacy markets.	LogMeIn employees benefit from an opportunity to pursue respective product strategies at a company with a focus on sustained growth over the long term.	At $86.05 per share, our Board of Directors believes this transaction providers shareholders with a certain cash offer at a compelling valuation.

Manager FAQ

Key Topics for Internal Use Only

Why this transaction?

•

Over the past year, we’ve made progress pursuing our growth strategy as we make the transition from being a leader in our legacy businesses into a significant player in three much larger, faster growing adjacencies: UCC, Identity, and Digital Engagement.

•	In Francisco Partners and Evergreen, we will gain experienced partners that offer both support for our continued transition and a new path as a company with a different ownership structure.

•

We believe our partnership with Francisco Partners and Evergreen will help put us in a position to deliver the operational benefits needed to achieve sustained growth over the long-term by continuing to help our customers tackle the most pressing and essential needs of the modern workforce.

•	At $86.05 per share, our Board of Directors believes this transaction provides shareholders with a certain cash offer at a compelling valuation.

•	LogMeIn customers benefit from new ownership committed to accelerating the company’s market leadership in both growth and legacy markets.

•	LogMeIn employees benefit from an opportunity to pursue respective product strategies at a company with a focus on sustained growth over the long term.

Job and Site Impact

•	Francisco Partners and Evergreen believe in LogMeIn’s vision, plan and management; and are committed to helping us achieve sustained growth over the long-term.

•	Once the deal closes, we will work with them to determine the best path forward for our company, including where we best allocate our resources and best utilize our sites.

•	In the meantime, decisions on jobs and locations will be made by our own teams as an independent company.

Compensation and Equity

•	We will pay 2019 bonuses as normal.

•

We know that the bonus is an important part of an employee’s compensation package and took steps during the latter part of this year to shift our spending without impacting the bonus. As for 2020 compensation, bonus and equity, details will be finalized and shared as normal in January.

•

Vested stock awards will be paid out at $86.05 per share at the time of close. Unvested time-based stock awards will continue on the same schedule and terms, and become cash payments valued at $86.05 per share, paid at each vesting date.

For more information related to equity, read the Employee FAQ.

Portfolio and Management

•	Francisco Partners and Evergreen believe in LogMeIn’s vision, plan and management.

•	According to the press release:

Andrew Kowal, Senior Partner at Francisco Partners. “We look forward to working with Bill and the team to accelerate growth and product investment organically and through M&A.”

“We have deep appreciation for the LogMeIn franchise and leadership team from our long-term involvement in the business,” said Elliott Partner Jesse Cohn and

Portfolio Manager Jason Genrich. “We look forward to partnering with Bill and the entire executive leadership team alongside Francisco Partners on the next phase of growth and value creation for LogMeIn as a private company.”

•	This announcement does not change anything about our portfolio. Both have expressed interest in facilitating LogMeIn’s growth in all of our businesses.

•	Our new investment partners look forward to working with our leadership to support and execute LogMeIn’s strategic growth plan.

Additional Resources

External

•	Press Release

•	Blog Post

•	Customer & Partner Letter

Internal

•	Email from Bill

•	Employee FAQ

•	Sales and Care FAQ

About LogMeIn

LogMeIn, Inc. (Nasdaq: LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in unified communication & collaboration, identity & access management, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North America, South America, Europe, Asia and Australia.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving LogMeIn, Inc. (the “Company”). In connection with the proposed merger, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.logmeininc.com. In addition, the documents (when available) may be obtained free of charge by directing a request to [investorrelations@logmein.com]

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on April 12, 2019, and in other documents filed by the Company, including on behalf of such individuals, with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy

Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain the Company’s stockholders’ approval of the transaction; the failure to obtain certain required regulatory approvals to the completion of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the merger; and other risks and uncertainties described in the Company’s reports and filings with the SEC, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 21, 2019 and other periodic reports the Company files with the SEC, which are available at www.sec.gov and the Company’s website at www.logmeininc.com. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.